Exhibit 99.1

               Courier Reports Best Second Quarter Ever

           Education Sales Drive Double-Digit Organic Growth

    NORTH CHELMSFORD, Mass.--(BUSINESS WIRE)--April 18, 2007--Courier Corporation (Nasdaq: CRRC), one of America's leading book manufacturers and specialty publishers, today announced results for the quarter ended March 31, 2007, the second quarter of its 2007 fiscal year. With significant growth in both of Courier's business segments, it was the best second quarter in the company's 183-year history. Revenues for the quarter were $76.3 million, up 33% from last year's second-quarter sales of $57.5 million, driven by double-digit organic growth and sales of $7.3 million from Creative Homeowner, acquired by Courier in April 2006. Net income for the quarter was $5.6 million, up 28% from prior-year results of $4.4 million. Net income per diluted share was $.44, up 26% from $.35 in the second quarter of fiscal 2006.

    For the first six months of fiscal 2007, Courier sales were $140.6 million, up 22% from $115.2 million in 2006. Net income through six months was $9.6 million, up 8% from $8.9 million a year ago. Net income per diluted share for the period was $.76, up 7% from $.71 in fiscal 2006.

    Book manufacturing sales were up 22% in the quarter, with particularly strong growth in the education market, as textbook publishers continued to take advantage of Courier's increased four-color printing capacity and specialized sewing, binding and cover production capabilities. Second-quarter sales in the company's specialty book publishing segment rose 77%, primarily due to the addition of Creative Homeowner but also reflecting growth at Courier's other publishing businesses, Dover Publications and Research &
Education Association (REA).

    "Both sides of our business delivered impressively this quarter," said Courier Chairman and Chief Executive Officer James F. Conway III. "In book manufacturing, the increased order flow that began in December kept on building throughout the quarter, and with all three of our new MAN Roland four-color presses performing superbly, we were able to take full advantage of it. In addition to strong textbook demand, we also had healthy growth in the religious and specialty trade markets. In publishing, Dover bounced back from slower-than-expected fall sales while REA continued on its path of double-digit sales growth. With the addition of results from Creative Homeowner, our publishing segment contributed 24% of overall revenues for the quarter, reflecting our continuing evolution toward a balanced, diversified book company."

    Book manufacturing sales up in all three major markets

    Courier's book manufacturing segment reported second-quarter sales of $60.5 million, up 22% from last year's second quarter. Pretax income for the segment was up 24% in the quarter to $7.9 million, from $6.3 million in fiscal 2006. Gross profit in the segment rose 19% to $15.7 million, decreasing as a percentage of sales to 25.9% from 26.6% a year earlier, reflecting pricing pressure. For the year to date, book manufacturing sales were $110.4 million, up 13% from fiscal 2006. Year-to-date pretax income in the segment was $13.8 million, up 10% from $12.5 million in 2006.

    The book manufacturing segment focuses on three publishing markets: education, religion, and specialty trade. Sales to the education market rose 24% in the quarter, driven by increasing demand for four-color textbooks. For the first six months of the fiscal year, education sales were up 15%. Sales to the religious market were up 22% in the second quarter, due partly to order timing issues. For the year to date, religious sales were up 8%, closer to historical growth trends and longer-term expectations. Sales to the specialty trade market were up 29% in the second quarter, and up 20% for the year to date, reflecting share increases across a range of customers and several large one-time orders.

    "Against a background of continuing changes in the printing and publishing industries, Courier is delivering its best service ever to customers across the board," said Mr. Conway. "With the completion of our expansion in Kendallville, Indiana, we are up to speed, fully booked and ready for a robust textbook season as well as healthy performance in our other markets. Tight pricing continues to put pressure on margins, but we are confident that our productivity and service edge will help us continue to outperform competitors across a broad range of market conditions."

    Specialty publishing sales up in all three businesses

    Courier's specialty publishing segment includes three businesses:
Dover Publications, a niche publisher with thousands of titles in dozens of specialty trade markets; Research & Education Association
(REA), a publisher of test preparation books and study guides; and (since April 2006) Creative Homeowner, a publisher and distributor of books on home design, home improvement, gardening and crafts.

    Second-quarter sales for the segment were $18.2 million, up 77% from $10.3 million in last year's second quarter, reflecting the addition of Creative Homeowner sales as well as sales increases of 5% at Dover Publications and 12% at REA. For the year to date, specialty publishing sales were $34.9 million, up 65% from fiscal 2006, with Creative Homeowner contributing $14.1 million in sales. Pretax income for the segment was $1.4 million for the quarter, up 28% from $1.1 million in fiscal 2006. Year-to-date pretax income was $2.2 million, up 1% from $2.1 million in 2006. Creative Homeowner was modestly accretive to earnings for both the quarter and the first six months of the year. The segment's gross profit in the second quarter was 43.4% of sales, down from 47.7% a year ago, reflecting the impact of Creative Homeowner's lower-margin distribution business.

    "All our publishing businesses did well in a period of slow market growth," said Mr. Conway. "As anticipated, Dover rebounded from its first quarter with increased sales at large and small retailers and a 10% increase in direct-to-consumer sales, helped by the popularity of its expanding Fun Kits product line and the effectiveness of its retail merchandising programs. REA continued its winning streak in the educational testing market with 17 new products and a 27% increase in direct sales to teachers and school systems. Creative Homeowner lived up to its name, increasing sales in the midst of a soft housing market through new merchandising and distribution programs and exciting new crafts titles. In addition, our publishing businesses are increasingly finding ways to combine their strengths in new products and sales approaches that were previously unavailable. And we continue to look to the publishing segment for additional growth opportunities."

    Outlook

    "Our first-half performance has left us well positioned for the remainder of our 2007 fiscal year," said Mr. Conway. "We have a long way to go, but we continue to expect our best year ever. Our book manufacturing business has established itself as the venue of choice for America's leading textbook publishers, and is delivering excellent service for customers in other markets as well. Our publishing businesses face a cautious retail environment, but we are moving forward with our strongest product lineup ever while steadily gaining visibility and store traffic with our merchandising programs. We look forward to continued gains at Dover, REA and Creative Homeowner.

    "For fiscal 2007 overall, we are maintaining our earlier guidance indicating sales growth of 13% to 16%, resulting in total sales of between $304 and $311 million, which would be a new record high for Courier. We expect earnings per share to grow as well, reaching $2.20 to $2.30 for fiscal 2007. This represents an increase of between 13% and 18% from fiscal 2006 earnings of $1.95 per diluted share, excluding the effect of the reversal of a tax accrual, which added $.30 to fourth-quarter and full-year earnings in 2006.

    "In addition to measuring our performance by generally accepted accounting principles, we also track several non-GAAP measures including EBITDA (earnings before interest, taxes, depreciation and amortization) as an additional indicator of the company's operating cash flow performance. This measure should be considered in addition to, not a substitute for or superior to measures of financial performance prepared in accordance with GAAP. For the first six months of fiscal 2007, Courier's EBITDA was $25 million, up 22% from the same period in 2006. For the full year of 2007 we expect EBITDA to be between $65 million and $67 million. This would represent an increase of 22% to 26% for the year."

    About Courier Corporation

    Courier Corporation prints, publishes and sells books.
Headquartered in North Chelmsford, Massachusetts, Courier has two business segments, full-service book manufacturing and specialty book publishing. For more information, visit www.courier.com.

    This news release includes forward-looking statements. Statements that describe future expectations, plans or strategies are considered "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995 and releases issued by the Securities and Exchange Commission. The words "believe", "expect", "anticipate", "intend", "estimate" and other expressions which are predictions of or indicate future events and trends and which do not relate to historical matters identify forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Factors that could affect actual results include, among others, changes in customers' demand for the Company's products, including seasonal changes in customer orders, changes in raw material costs and availability, pricing actions by competitors, consolidation among customers and competitors, success in the integration of acquired businesses, changes in operating expenses including energy costs, changes in technology, difficulties in the start up of new equipment or information technology systems, changes in copyright laws, changes in tax regulations, changes in the Company's effective income tax rate, and general changes in economic conditions, including currency fluctuations and changes in interest rates. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements will prove to be accurate. The forward-looking statements included herein are made as of the date hereof, and the Company undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.



                         COURIER CORPORATION
            CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
               (In thousands, except per share amounts)

                                   QUARTER ENDED    SIX MONTHS ENDED
                                 ----------------- -------------------
                                  March    March     March     March
                                    31,      25,      31,       25,
                                  2007     2006      2007      2006
                                 -------- -------- --------- ---------

Net sales                        $76,336  $57,527  $140,648  $115,211
Cost of sales                     52,706   39,652    96,874    78,805
                                 -------- -------- --------- ---------

  Gross profit                    23,630   17,875    43,774    36,406

Selling and administrative
 expenses                         14,203   11,123    27,704    22,803
Interest expense (income), net       476     (100)      698      (248)
                                 -------- -------- --------- ---------

    Income before taxes            8,951    6,852    15,372    13,851

Provision for income taxes         3,342    2,459     5,740     4,971
                                 -------- -------- --------- ---------

    Net income                    $5,609   $4,393    $9,632    $8,880
                                 ======== ======== ========= =========

Net income per diluted share       $0.44    $0.35     $0.76     $0.71
                                 ======== ======== ========= =========

Cash dividends declared per
 share                             $0.18    $0.12     $0.36     $0.24
                                 ======== ======== ========= =========

Wtd. average diluted shares
 outstanding                      12,682   12,581    12,673    12,568

SEGMENT INFORMATION:

Net sales:
--------------------------------
Book Manufacturing               $60,464  $49,431  $110,426   $97,665
Specialty Publishing              18,160   10,262    34,918    21,183
Intersegment sales                (2,288)  (2,166)   (4,696)   (3,637)
                                 -------- -------- --------- ---------
    Total                        $76,336  $57,527  $140,648  $115,211

Income before taxes:
--------------------------------
Book Manufacturing                $7,877   $6,338   $13,768   $12,501
Specialty Publishing               1,363    1,064     2,170     2,149
Stock based compensation            (363)    (360)     (726)     (696)
Intersegment profit                   74     (190)      160      (103)
                                 -------- -------- --------- ---------
    Total                         $8,951   $6,852   $15,372   $13,851




                         COURIER CORPORATION
          CONSOLIDATED CONDENSED BALANCE SHEETS (Unaudited)
                        (Dollars in thousands)


                                                     March   September
                                                      31,       30,
ASSETS                                               2007      2006
-------------------------------------------------- --------- ---------

Current assets:
 Cash and cash equivalents                           $1,368    $1,483
 Accounts receivable                                 44,084    46,002
 Inventories                                         35,371    29,565
 Deferred income taxes                                3,694     3,703
 Other current assets                                 1,061     1,110
                                                   --------- ---------
  Total current assets                               85,578    81,863

Property, plant and equipment, net                   90,398    85,248
Goodwill and other intangibles                       68,696    69,097
Prepublication costs                                  9,885     9,327
Other assets                                          1,697     1,653
                                                   --------- ---------

  Total assets                                     $256,254  $247,188
                                                   ========= =========


LIABILITIES AND STOCKHOLDERS' EQUITY
--------------------------------------------------

Current liabilities:
 Current maturities of long-term debt                   $88       $88
 Accounts payable                                    16,068    15,778
 Accrued taxes                                          702     3,362
 Other current liabilities                           12,628    16,462
                                                   --------- ---------
  Total current liabilities                          29,486    35,690

Long-term debt                                       24,265    17,222
Deferred income taxes                                10,037     8,913
Other liabilities                                     2,975     3,037
                                                   --------- ---------

  Total liabilities                                  66,763    64,862
                                                   --------- ---------

  Total stockholders' equity                        189,491   182,326
                                                   --------- ---------

  Total liabilities and stockholders' equity       $256,254  $247,188
                                                   ========= =========




                         COURIER CORPORATION
     CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited)
                        (Dollars in thousands)


                                                       For the Six
                                                        Months Ended
                                                     -----------------
                                                      March    March
                                                        31,      25,
                                                      2007     2006
                                                     -------- --------

Operating Activities:
  Net income                                          $9,632   $8,880
  Adjustments to reconcile net income to
  cash provided from operating activities:
    Depreciation and amortization                      9,250    7,101
    Stock based compensation                             726      696
    Deferred income taxes                              1,133      748
    Changes in working capital                       (10,043)  (6,961)
    Other, net                                          (188)    (339)
                                                     -------- --------

Cash provided from operating activities               10,510   10,125
                                                     -------- --------

Investment Activities:
   Capital expenditures                              (11,793) (11,793)
   Business acquisition, net of cash acquired              -  (14,163)
   Prepublication costs                               (2,757)  (1,600)
                                                     -------- --------

Cash used for investment activities                  (14,550) (27,556)
                                                     -------- --------

Financing Activities:
   Long-term borrowings, net                           7,043      (42)
   Cash dividends                                     (4,494)  (2,958)
   Proceeds from stock plans                           1,175      695
   Excess tax benefits from stock based compensation     201        -
                                                     -------- --------

Cash provided from (used for) financing activities     3,925   (2,305)
                                                     -------- --------

Decrease in cash and cash equivalents                   (115) (19,736)

Cash and cash equivalents at the beginning of the
 period                                                1,483   34,038
                                                     -------- --------

Cash and cash equivalents at the end of the period    $1,368  $14,302
                                                     ======== ========

Non-GAAP measures - EBITDA:
   Net income                                         $9,632   $8,880
   Provision for income taxes                          5,740    4,971
   Interest expense (income), net                        698     (248)
   Depreciation and amortization                       9,250    7,101
                                                     -------- --------
EBITDA                                               $25,320  $20,704
                                                     ======== ========

    CONTACT: Courier Corporation
             James F. Conway III, 978-251-6000
             Chairman, President and Chief Executive Officer or
             Robert P. Story, Jr., 978-251-6000
             Executive Vice President and Chief Operating Officer www.courier.com